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Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form SB-2 Registration Statement of Torbay Holdings, Inc. and Subsidiaries our report for the year ended December 31, 2002 dated April 4, 2003, relating to the consolidated financial statements of Torbay Holdings, Inc. and Subsidiaries which appear in such Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                          /s/ WEINBERG & COMPANY, P.A
                                          ----------------------------------
                                          WEINBERG & COMPANY, P.A.
                                          Certified Public Accountants

Boca Raton, Florida
July 25, 2003